NAREIT I JUNE 2020

Forward Looking Statements Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our actual future results, ﬁnancial condition and business may differ materially from those expressed in these forward-looking statements. You can ﬁnd many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this presentation. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to large and small businesses, particularly our retail enants,t that have suffered signiﬁcant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at-home” orders and social distancing practices, as well as to individuals adversely impacted by the COVID-19 pandemic, (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of our retail tenants recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments under existing leases, (d) the potential adverse impact on returns from redevelopment projects, and (e) the broader impact of the severe economic contraction and increase in unemployment that has occurred in the short term and negative consequences that will occur if these trends are not quickly reversed; (ii) the loss or bankruptcy of major tenants, particularly in light of the adverse impact to the ﬁnancial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, particularly, in light of the adverse impact to the ﬁnancial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic and the signiﬁcant uncertainty as to when and the conditions under which potential tenants will be able to operate physical retail locations in future; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as a disruption of, or lack of access to the capital markets, as well as the recent signiﬁcant decline in the Company’s share price from prices prior to the spread of the COVID-19 pandemic; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, ﬁnance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) the Company’s ability to pay down, reﬁnance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s ﬁnancial results in the second quarter of 2020 or future quarters; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain tsi qualiﬁcation as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; and (xv) the loss of key executives. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Form 10-Q for the quarter ended March 31, 2020, and the other documents ﬁled by the Company with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this presentation. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualiﬁed in their entirety by the cautionary statements contained or referred to herein. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reﬂect events or circumstances occurring after the date of this presentation. 2

Highlights

1. Leasing activity is surprisingly robust with over 1 million sf of activity underway. Active discussions include:
    - Grocers at Huntington, Morris Plains, Hudson Mall, Yonkers, East Brunswick and Montehiedra
    - Discounters and off-price retailers at Hudson Mall, Woodbridge and Wilkes-Barre
    - Industrial users at Lodi (171K sf)
2. Refinanced existing $119 million CMBS mortgage on Montehiedra with a new $82 million ten-year mortgage
    - Decreased interest rate on $82 million A-note from 5.33% to 5%
    - $36 million B-note (including accrued interest) was forgiven
    - Montehiedra mortgage was the only debt maturing over the next two years
3. COVID-19 business update[1]
    - Collected 63% of April rent and 58% of May rent
    - Rent deferrals have been negotiated with ~20 tenants resulting in significant value creation from eliminating use restrictions, expanding no-build areas and increasing lease term
    - Larger scale development projects have been deferred pending further evaluation of timing and returns. Only $16 million of costs to complete redevelopments in progress
    - Dividend temporarily suspended
4. Balance sheet is one of the strongest in the sector[1]
    - Net debt to EBITDA of 5.9x; $643 million of cash
    - 46 unencumbered properties that were valued at $1.2 billion at 12/31/19
    - No corporate debt other than line of credit
    - Outstanding indebtedness comprises 32 individual, non-recourse mortgages totaling $1.6 billion with a weighted average term to maturity of 6 years
5. Stock is undervalued - pre-COVID NAV components include:

	NAV	Per share
Cash, net of line of credit outstanding[1]	$400M	$3/share
46 Unencumbered assets[2]	$1,200M	$10/share
32 Encumbered assets[2][3]	$1,300M	$10/share
	$2,900M	$23/share

Pre-COVID NAV - $23/share assumes a 6% cap rate. Current implied cap rate is 10% using pre-COVID NOI

URBAN EDGE PROPERTIES

[1] Asset and debt balances are as of March 31, 2020 unless otherwise noted. COVID-19 business update and implied cap rate as of June 1, 2020.
[2] Pre-COVID valuations, encumbered assets were valued at $2.9B at 12/31/19 or $1.3B net of $1.6B of mortgage debt.
[3] Even if NOI decreased by 15%, this pool still generates $60M in annualized cash flow with long-term financing in-place with a weighted average term to maturity of 6 years.

3

Urban Edge Team Chris Weilminster Mark Langer Herb Eilberg Jeff Olson EVP, Chief Operating Officer EVP, Chief Financial Officer Chief Investment Officer Chairman and Chief Executive Officer Rob Milton Jen Holmes Scott Auster Bob DiVita Judy Knop Ehud Kupperman EVP & General Counsel Chief Accounting Officer SVP, Leasing SVP, Deputy General Counsel SVP, Development SVP, Development & Construction Cecilia Li Leigh Lyons Will Malone Dan Reilly Paul Schiffer SVP, Information Technology SVP, Leasing VP, Property Management SVP, Property Accounting VP, Leasing 4

High-Quality, Irreplaceable Portfolio • Concentrated in ﬁrst-ring suburbs within the NY metropolitan area, the most densely-populated, supply-constrained market in the country - Average of 240,000 people living within a 3-mile radius - Northern New Jersey, our largest market, is one of the most supply-constrained regions of the country with only 11 square feet of retail gross leasable area per capita • Impossible to replicate as assets of comparable quality rarely trade • Anchored by high-volume, value and necessity retailers - Average supermarket generates $779 PSF in annual sales(1) - Top tenants: Home Depot, TJX, Lowe’s, Best Buy and Walmart(2) • Portfolio ripe with signiﬁcant redevelopment opportunities (1) Based on supermarkets reporting with at least one full year of operations as of December 31, 2019. Four of our supermarkets have reported trailing 12 month sales through March 31, 2020 with an average increase of 9% compared to the prior period. (2) Based on annualized base rent as of March 31, 2020. 5

Portfolio Concentrated in DC to Boston Corridor PERSONS PER SQ. MILE (2017) less than 150 150 – 250 250 – 750 750 – 1500 1500 – 3000 3000 – 5000 5000 – 7500 7500 or more • 63 of the company’s 74 properties are situated in the DC to Boston corridor, representing ~90% of Net Operating Income (NOI) • Most heavily urbanized region in the US • Contains 50 million people • 931 people per square mile, over 10x higher than the US average Note: Data as of March 31, 2020. 6

First-Ring Suburbs of NY Metro: 46 Properties, ~80% of Total Value PERSONS PER SQ. MILE (2017) • Many national discounters and leading grocers less than 150 150 – 250 are expanding in the NY metropolitan area 250 – 750 • Supply constraints and population density make 750 – 1500 1500 – 3000 it difficult for retailers to ﬁnd prototypical boxes 3000 – 5000 • Signiﬁcant redevelopment opportunities exist 5000 – 7500 7500 or more throughout the region Note: Data as of March 31, 2020. 7

Portfolio Composition Flagship Value-Add Core Non-Core Total Number of Assets 425202574 Gross Leasable Area 2.9M sf 5.7M sf 4.2M sf 2.3M sf 15.1M sf Estimated Gross Value (pre-COVID) $1.3B $1.6B $1.0B $0.2B $4.1B Occupancy Rate 93% 87% 98% 98% 93% Weighted Average Retail Base Rent PSF(1) $26 $22 $16 $13 $20 Weighted Average 3-Mile Population 280,000 280,000 140,000 110,000 240,000 Weighted Average 3-Mile Income $112,000 $116,000 $116,000 $100,000 $118,000 Value-add portfolio provides signiﬁcant growth from leasing vacant anchors and executing low-risk redevelopment projects Note: Data as of March 31, 2020. (1) Excludes warehouse and self-storage. 8

UE’s Portfolio Has The Most Favorable Supply/Demand Ratio 55 50 BRX SITC AAT 45 RPAI WRI KIM 40 REG (SUPPLY) 35 FRT Retail GLA per Household Household per GLA Retail ROIC UE 30 25 750 1,000 1,250 1,500 1,750 2,000 2,250 2,500 Households per square mile (DEMAND) Source: Bank of America Merrill Lynch, October 2018 9

Top 25 Tenants by Annualized Base Rent Total Square Feet ABR Tenant in thousands in millions % of Total ABR The Home Depot, Inc. 809 14.8 6% The TJX Companies, Inc. 688 13.8 5% Lowe’s Companies, Inc. 976 8.6 3% Best Buy Co, Inc. 359 7.8 3% Wal-Mart Stores, Inc. 727 7.7 3% Burlington Stores, Inc. 416 7.2 3% Ahold Delhaize 510 7.1 3% Kohl’s Corporation 633 6.5 2% PetSmart, Inc. 257 6.4 2% BJ’s Wholesale Club Inc. 454 5.8 2% Target Corporation 336 5.3 2% ShopRite Supermarkets 296 5.2 2% LA Fitness International LLC 245 4.3 2% The Gap, Inc. 151 4.2 2% Staples, Inc. 186 4.1 2% Whole Foods Market, Inc. 101 3.8 1% Century 21 Dept Stores, LLC 157 3.4 1% Sears Holding Corporation 322 3.3 1% Bob’s Discount Furniture 171 3.2 1% 24 Hour Fitness 54 2.6 1% Urban Outﬁtters, Inc. 31 2.2 1% Bed Bath & Beyond Inc. 150 2.1 1% Raymour & Flanagan 179 2.0 1% Dick’s Sporting Goods, Inc. 101 1.9 1% Saks, Inc. 59 1.9 1% Total / Weighted Average 8,369 135 51% Data as of March 31, 2020. 10

Portfolio Composition By Tenant Category As of March 31, 2020, our portfolio composition is well diversiﬁed, approximately 42% of tenants providing essential goods or services as measured by ABR. Essential businesses are tenants that supply or provide consumers with basic necessity goods or services, such as food, medical, health care and critical ﬁnancial services. While some restaurants are deemed to be essential businesses, we have excluded them from the category. Restaurants 9% Grocer/ Essential Businesses = 42% National: 3% Fitness Regional: 1% Warehouse Club Local Franchise: 2% Other Businesses = 49% 5% Mom and Pop: 2% 12% Puerto Rico: 1% Restaurants = 9% Furnishings 5% Home Improvement 10% Consumer Electronics 6% Walmart/Target 5% Other (Dick’s, ULTA, Party City, etc.) 8% Other Essential Businesses (Auto, Banks, Pharmacy, etc.) 5% Discounter (Burlington, TJX, etc.) Medical Office 12% 3% Apparel/ Pet Stores Department Stores 3% Office Supplies 13% 2% Warehouse/Non-retail 2% Notes: Percentage of total portfolio ABR as of March 31, 2020. 5% of portfolio ABR is attributable to restaurants which have remained open through June 1, 2020. 11

Limited Exposure to Small Local Tenants Small Shop Small Shop Composition by Tenant Type(1) by Tenant Category(1) Other Essential Consumer Banks Businesses(2) Electronics 7% 5% Puerto Rico and 16% Cellular 7% Medical Office Dollar Stores and 6% Discounters Health, Beauty, Salons, 3% Furnishings and Other 16% Grocery, Pet Store, Mom and Pop National Home 15% 44% Improvement National: 9% Regional: 4% 3% Local Franchise: 7% Mom and Pop: 4% Puerto Rico: 5% Apparel Regional 24% Restaurants 12% 29% Local Franchise 13% Essential Businesses = 24% Other Businesses = 47% Restaurants = 29% (1) Percentage of total small shop ABR as of March 31, 2020. Small shops represent 27% of portfolio ABR as of March 31, 2020. (2) Category includes Auto, Pharmacy, Pet Stores, and other necessity retailers. 12

LEASING

Leasing Update

- We are focused on advancing anchor lease-up opportunities and executing new leases with a variety of tenants
- We are executing leases with vibrant retailers including ShopRite and Burlington
- New anchor tenants are expected to significantly increase traffic, drive better shop tenancy and enhance the asset's long-term growth profile
- We have leased 5 of our 12 large anchor vacancies (>30K sf) or ~250K sf and are negotiating leases on the balance excluding one being held for redevelopment
- Active discussions are being held with a variety of tenants:
  - Grocery (Trader Joe's, Uncle Giuseppe's, ShopRite, Sprouts, and Aldi)
  - Mass merchandiser and warehouse club (Target and BJ's)
  - Discounter (Burlington and TJX)
  - Pharmacy (Walgreens)
  - Home furnishings (Restoration Hardware)

URBAN EDGE PROPERTIES

14

Anchor Lease-Up Projections Annual Estimated Prior New Tenant/ Status Property Gross Rent Stabilization Tenant Prospect Open Amherst Commons, $2M 3Q19 West Branch Commons Executed Salem, $3M 2Q21; 4Q22 Huntington Commons, Plaza at Woodbridge Negotiating Briarcliff Commons, $8M 3Q21–2Q23 Las Catalinas Mall, Lodi, Hudson Mall, Shops at Bruckner, Wilkes-Barre Commons Subtotal $13M Held for Bruckner Commons $3M TBD Entitlement Development process commenced Total $16M 15

DEVELOPMENT

Development Update • As of March 31, 2020, we have $52.8 million of active redevelopment projects underway, of which $16 million remains to be funded. These projects are expected to generate an 8% unleveraged yield - The largest projects include Kearny Commons (22K sf retail expansion), Tonnelle Commons (102K sf new self-storage facility), and Plaza at Woodbridge (56K sf anchor lease with Bed Bath & Beyond and buybuy Baby) - Larger scale development projects have been deferred pending further evaluation of timing and returns • Portfolio offers numerous densiﬁcation opportunities, which beneﬁts from the ﬂexible format of shopping centers and the fact that 75% of acreage consists of parking lots 17

Hudson Mall Jersey City, NJ 18

Hudson Mall Hudson Mall Jersey City, NJ Jersey City, NJ Current Future 19

Briarcliff Commons Morris Plains, NJ 20

Briarcliff Commons Morris Plains, NJ New Front Door Grocery New Outdoor Dining 21

Briarcliff Commons Morris Plains, NJ 22

Huntington Commons Huntington, NY 23

Huntington Commons Huntington, NY 24

ACQUISITIONS AND DISPOSITIONS

Acquisitions and Dispositions Since 2015 PERSONS PER SQ. MILE (2017) less than 150 150 – 250 250 – 750 750 – 1500 1500 – 3000 3000 – 5000 5000 – 7500 7500 or more SYMBOL KEY Acquisitions Dispositions Acquisitions Dispositions Assets 21 17 Value $693M $273M Markets New York / Boston Secondary ABR $25 PSF $13 PSF 3-Mile Population 361K 114K 3-Mile Average $120K $77K Household Income Data as of March 31, 2020. 26

FINANCIAL OUTLOOK

Signiﬁcant Liquidity and Well-Laddered Debt Maturities • We have signiﬁcant liquidity and ﬂexibility to navigate the evolving market environment • Total liquidity of approximately $1 billion, comprising $643 million of cash on hand and $350 million available under our revolving credit agreement • 46 unencumbered properties that generated approximately $20M of NOI in the ﬁrst quarter • Other than our line of credit, outstanding indebtedness is made up entirely of 32 separate non-recourse mortgages aggregating $1.6 billion which provide ﬂexibility on an asset-by asset basis Maturity Proﬁle (balloon payments only, $ in Millions) Weighted Average Term to Maturity 6.1 years Weighted Average Cost of Debt 4.2% $400 $329 $300 $261 $260 $265 $200 $115 $116 $87 $100 $38 $23 $0 $0 $0 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 Thereafter Weighted avg. rate 4.7% 3.3% 3.7% 4.1% 4.1% 4.0% 4.3% 4.4% 4.1% 4.8% at maturity Notes: All metrics based on reported information as of March 31, 2020 reflecting pro-forma adjustment for Montehiedra mortgage refinancing which closed on 6/1/20. Maturity profile does not include $250 million line of credit outstanding as of March 31, 2020. 28

COVID-19 BUSINESS UPDATE

Rent Collections Update We have collected approximately 63% of April base rents and monthly tenant expense reimbursements and 58% for May (as of June 1, 2020) April collections and the status of tenants open for business by property type were as follows: % of GLA % Open By ABR % April Rent Collected % May Rent Collected Strips 55% 53% 69% 63% Malls* 31% 22% 45% 42% Malls – Puerto Rico 66% 58% 29% 27% Warehouses 80% 81% 99% 74% Total Portfolio 55% 50% 63% 58% ** * Includes Bergen Town Center and Hudson Mall ** The percentage of May rent collected as of June 1st is consistent with the amount of April rent collected as of May 1st Approximately 42% of portfolio ABR as of March 31, 2020 pertains to tenants that provide essential goods or services. We have collected base rent and monthly tenant expense reimbursement as follows: % April Rent Collected % May Rent Collected % of Total ABR Essential 93% 85% 42% Non-essential 42% 37% 49% Restaurants 35% 30% 9% 30

Actively Engaged in Tenant Recovery Efforts • Launched tenant resource page on our website to enable easy access to: SBA and other governmental loan and grant programs, re-opening planning guidance from regulatory and retail trade organizations and new signage packages that can be downloaded by tenants to highlight health and safety protocols • New mall websites keep customers updated on store hours with a “pop up” take out and curbside pick-up promotion to support open and operating tenant businesses throughout the pandemic • Hosted “Prepare to Comply”, a Q&A webinar held on the SBA’s Paycheck Protection Program to help tenants navigate through the assistance program • Distributed “Open for Take Out” street signs and property A-frames to support tenant business visibility • Launched Grab N’ Go, ﬂexible and convenient parking zones for direct-to-car delivery or by our shoppers for quick order and pick-up parking • Maintained our “commitment to communicate” throughout the pandemic with property teams ensuring on-going communication with tenants to best facilitate their reopening • Marketing campaigns being executed to promote store openings, tenant protocols in place, the new Grab N’ Go program and communications to help ease shoppers returning to stores 31

Supporting Our Communities In response to the COVID-19 pandemic, Urban Edge has been working closely with local municipal leaders to address immediate needs of those living in the neighborhoods served by our properties. Our focus has been to utilize our assets and skillsets in partnership with other organizations to support those in need. These efforts have included: • Launching the RAP4Bronx initiative out of Bruckner Commons in partnership with Bronx Community Board 9, Bronx Private Industry Council, The Skyline Charitable Foundation and York Studios to support the hardest hit district within the Bronx with essential items and meal distribution • Delivering hot meals to hospitals, police and EMS teams in Bergen County, Yonkers, the Bronx and Jersey City, and purchasing these meals from our tenants to support their businesses • Donating critical personal protective equipment to local organizations, such as the Hogar Cuna San Cristobal Orphanage in Puerto Rico, the Paramus Food Pantry and the Monteﬁore Medical Center • Donating and delivering personal care, cleaning, and food supplies to organizations such as the Office of Aging in Yonkers, Paramus Food Pantry in Bergen County, and AngelaCares in Jersey City • Raising funds from employees and the community in support of a number of hospitals, local food organizations and other entities, such as the Hackensack Hospital COVID-19 Relief Fund, the RAP4Bronx efforts, and the Hogar Cuna San Cristobal Orphanage. Urban Edge has been focused on supporting our local communities and is taking action to safeguard the health of our tenants, shoppers and employees 32

Summary • Robust leasing activity pipeline with over 1 million sf of activity underway • Balance sheet is one of the best in the shopping center sector, signiﬁcant liquidity and no corporate debt other than line of credit - $1 billion in liquidity ($0.6B in cash and $0.4B available on line of credit) • Strong and diversiﬁed tenant base that is anchored by high-volume, value and necessity retailers, who have demonstrated their resilience even in uncertain times - Top tenants are home improvement stores, mass merchandisers, supermarkets, big-box electronics, and discount retailers including industry leaders such as Home Depot, Lowe’s, Walmart, Target, Ahold Delhaize, ShopRite, Best Buy, The TJX Companies and Burlington • Strip centers offer ﬂexible format to adapt to changing retail environment • Portfolio concentrated in markets with the highest number of households and the lowest competitive supply of retail GLA per capita located in ﬁrst ring suburbs of NY Metro • Highly experienced team with a proven track record of execution • Our stock is undervalued - At $10/share, stock is trading at a 10% implied cap rate using pre-COVID NOI 33

Non-GAAP Financial Measures & Operating Metrics Non-GAAP Financial Measures The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company’s operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company’s non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental ﬁnancial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance: • FFO: The Company believes Funds From Operations (FFO) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts (REITs). FFO, as deﬁned by the National Association of Real Estate Investment Trusts (Nareit) and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT’s main business and rental property depreciation and amortization expense. The Company believes that ﬁnancial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminish predictably. FFO does not represent cash ﬂows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash ﬂow as a measure of liquidity or our ability to make cash distributions. • FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical ﬁnancial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company’s method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. • Cash NOI: The Company uses cash Net Operating Income (NOI) internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reﬂects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates cash NOI using net income as deﬁned by GAAP reﬂecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses cash NOI margin, calculated as cash NOI divided by total revenue, which the Company believes is useful to investors for similar reasons. • Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area (GLA) is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company’s properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing signiﬁcant renovation or retenanting pursuant to a formal plan that is expected to have a signiﬁcant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reﬂected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under signiﬁcant development or redevelopment. The Company also provides disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties. Same-property cash NOI may include other adjustments. 34

Non-GAAP Financial Measures & Operating Metrics (cont) • EBITDAre and Adjusted EBITDAre: Earnings Before Interest, Tax, Depreciation and Amoritization (EBITDAre) and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various ﬁnancial ratios. The White Paper on EBITDAre, approved by Nareit’s Board of Governors in September 2017, deﬁnes EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reﬂect the entity’s share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company’s operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company’s ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of ongoing operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included herein. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of March 31, 2020, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company’s balance sheet leverage. The Company believes net income is the most directly comparable GAAP ﬁnancial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the Company’s most recently available public ﬁlings at http://investors.uedge.com/news, and a reconciliation of net debt to EBITDAre and Adjusted EBITDAre is provided herein. Operating Metrics The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties. Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property portfolio occupancy includes properties that have been owned and operated for the entirety of the relevant periods being compared. Occupancy metrics presented for the Company’s same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared. 35

888 Seventh Avenue New York, NY 10019 212.956.2556